SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2013

Date of Report

(Date of Earliest Event Reported)

AMERICAN LASER HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-54541

45-4985655

    (State or other jurisdiction

(Commission File Number)

     (IRS Employer

       of incorporation)

 Identification No.)

1 Technology Drive, Suite I-807

Irvine, California 92618

(Address of Principal Executive Offices)

714-873-8899

(Registrant’s Telephone Number)

Item 4.01. Changes in Registrant’s Certifying Accountant.

     (a)     Former Independent Registered Public Accounting Firm

     On October 18, 2013, JPDH & Company (“JPDH”) resigned as the independent registered public accounting firm of American Laser Healthcare Corporation (the “Company”).

     JPDH’s reports on the Company’s financial statements for the years ended December 31, 2011 and September 30, 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. JPDH’s reports on the Company’s financial statements as of and for the years ended December 31, 2011 and September 30, 2012 included an explanatory paragraph and expressed substantial doubt about the Company’s ability to continue as a going concern.

     During the years ended December 31, 2011 and September 30, 2012 and through October 18, 2013, there were no disagreements with JPDH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JPDH, would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2011 and September 30, 2012 and through October 18, 2013, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided JPDH with a copy of the foregoing disclosures and requested JPDH to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not JPDH agrees with the disclosures. A copy of JPDH’s letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b)

New Independent Registered Public Accounting Firm

     On October 24, 2013, the Company’s Board of Directors engaged Anton & Chia, LLP (“Anton & Chia”) as the Company’s new independent registered public accounting firm. Since October 13, 2012 (the date JPDH was engaged) and through October 24, 2013, (the date Anton & Chia was appointed), neither the Company, nor anyone acting on its behalf, consulted with Anton & Chia regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company by Anton & Chia that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.  Anton & Chia, the Company’s newly appointed independent accounts as of October 24, 2013 previously served as the Company’s independent accountants prior to JPDH being appointed on October 13, 2012.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Letter to the Securities and Exchange Commission from JPDH & Company regarding the matters disclosed in Item 4.01 of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

AMERICAN LASER HEALTHCARE CORPORATION

Date: November 25, 2013	/s/ David Janisch
CEO